                                     OPPENHEIMER LIMITED TERM GOVERNMENT FUND
                                      Supplement dated March 18, 2002 to the
                            Statement of Additional Information dated January 28, 2002

The Statement of Additional  Information is changed by deleting John S. Kowalik,  Leslie Falconio and Gina Palmieri and the accompanying biographical information for each as it currently appears on pages 23 and 24.

March 18, 2002                                                                                      PX0855.010